Exhibit 10.29

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made and entered into as of July 7, 2006 (the “Effective Date”), by and between Kerry Group Services International Limited (“KGSI”), an Irish corporation, with offices Prince’s Street, Tralee, Kerry, Ireland and Celunol Corp. (“CELUNOL”), a Delaware corporation, with offices at 980 Washington Street, Dedham, MA 02026 (jointly the “Parties” and either taken singly a “Party”).

WHEREAS, KGSI owns certain proprietary know-how of a confidential nature relating to a proprietary [***] producing strain of [***] and know-how to produce the [***] from that strain;

WHEREAS, CELUNOL is engaged in the commercial production of fuel grade ethanol and related by-products and co-products, from biomass and desires to obtain an exclusive, worldwide license to proprietary [***] producing strain of [***] and the know-how to produce the [***] from that strain; and

NOW, THEREFORE, CELUNOL and KGSI hereby agree as follows:

DEFINITIONS

For the purposes of the Agreement, the following terms shall have the meanings ascribed to them below:

a. “Affiliate” of a Party shall mean any natural person, corporation or other business entity controlling, controlled by or under common control with such Party, currently or in the future. In the case of a corporation, “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock or shares. In the case of a business entity, “control” shall mean sufficient direct or indirect ownership to control the day-to-day management of the business entity.

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b. “CELUNOL Background Rights” shall mean any Intellectual Property relating to the [***] for the production of fuel grade ethanol and related by-products and co-products and any formulation, product, technology, design, process, or method existing, created, discovered, conceived or under development prior to the date of the Agreement owned or licensed by CELUNOL and which is used in or disclosed for the purposes of the Agreement.

c. “CELUNOL Foreground Rights” shall mean any Intellectual Property which arises in the course of the Agreement (regardless of whether it is made or discovered by or on behalf of KGSI) relating to CELUNOL Background rights, including the use of KGSI Technology and KGSI Technical Information in the Field, but which does not otherwise relate to KGSI Background Rights.

d. “Confidential Information” shall mean any information, knowledge, data, material or property, relating to or forming part of CELUNOL or KGSI Background Rights or CELUNOL or KGSI Foreground Rights including any of the foregoing (whether or not designated as confidential or proprietary) consisting of or contained or exhibited in any form whatsoever, including but not limited to documentation, models, samples, materials, tools and equipment but does not include any such information which can be demonstrated by the recipient: (i) to be in the public domain through no fault of the recipient; (ii) to have been received by the recipient from a third party which is not obligated, directly or indirectly to the disclosing party to maintain the same in confidence; or (iii) to have been known to the recipient prior to the time it was first disclosed to the recipient by the disclosing party.

e. “Field” shall mean the [***] for the production of fuel grade ethanol and related by-products and co-products.

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f. “Intellectual Property” shall mean, without limitation, any ideas, inventions, discoveries, patents, design rights (whether registered or not), copyright, database rights, trade secrets or confidential know-how and any application to register any such right and any other intellectual or industrial property right in each case whether registered or unregistered and including all applications (and rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection as may exist anywhere in the world.

g. “KGSI Background Rights” shall mean any Intellectual Property relating to the KGSI Technology including the KGSI Organism, the KGSI Enzyme and the KGSI Technical Information and any compound, formulation, product, technology, design, process, or method existing, created, discovered, conceived or under development prior to the date of the Agreement owned or licensed by KGSI or any of its Affiliates and which is used in or disclosed for the purposes of the Agreement.

h. “KGSI Enzyme” shall mean [***] produced by the KGSI proprietary strain of [***].

i. “KGSI Foreground Rights” shall mean any Intellectual Property which arises in the course of the Agreement (regardless of whether it is made or discovered by or on behalf of CELUNOL) relating to KGSI Background Rights but which does not otherwise relate to CELUNOL Background Rights.

j. “KGSI Organism” shall mean the KGSI proprietary strain of [***].

k. “KGSI Technology” shall mean proprietary know-how relating to, and including, the KGSI Organism or anything extracted or derived therefrom and the KGSI Enzyme and know-how to produce the KGSI Enzyme from the KGSI Organism.

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l. “KGSI Technical Information” shall mean all process know-how of KGSI, including that included in the KGSI Technology, developed or acquired as of the date of the Agreement and which KGSI shall acquire prior to the termination of the Agreement patentable or not, and including that which would be useful in the commercial operation and maintenance of a plant employing any of the KGSI Technology.

m. “KGSI Technical Support” shall mean: (a) providing the KGSI Technology and KGSI Technical Information; (b) assisting CELUNOL in designing an enzyme fermentation plant which utilizes the same; (c) assisting CELUNOL in transferring the production process of said design to a CELUNOL site; (d) assisting CELUNOL in operating the plant at said site; and (e) assisting CELUNOL in reducing costs through process optimization, raw material substitution, strain improvement, etc.

n. “Territory” shall mean the entire world.

o. Clause and schedule headings do not affect the interpretation of this Agreement.

p. A reference to a clause or a schedule is a reference to a clause of, or schedule to, this Agreement. A reference to a paragraph is to a paragraph of the relevant schedule, and a reference to an appendix is to the relevant appendix to this Agreement.

q. A person includes a corporate or unincorporated body.

r. Words in the singular include the plural and in the plural include the singular.

s. A reference to one gender includes a reference to the other gender.

t. A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it.

u. Writing or written includes faxes but not e-mail.

v. Where the words include(s), including or in particular are used in this Agreement, they are deemed to have the words “without limitation” following them.

w. Any obligation in this Agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

x. Reference to gallon in this Agreement shall mean a United States gallon of sixteen (16) ounces.

1.	Deliverables and Performance.

a. CELUNOL will evaluate the feasibility of using the KGSI Technology and KGSI Technical Information in the Field.

b. KGSI will provide to CELUNOL KGSI Technical Support to assist CELUNOL in the evaluation and use of the KGSI Technology and KGSI Technical Information in the development of a commercial scale process (the ‘CELUNOL Process’) for the fermentation of biomass to produce fuel grade ethanol and related by-products and co-products. The KGSI Technology and KGSI Technical Information, which KGSI will supply to CELUNOL, will include sufficient quantities of the KGSI Organism and the KGSI Enzyme and sufficient basic design and process information to enable CELUNOL to evaluate the feasibility of using KGSI Technology and KGSI Technical Information commercially for the fermentation of biomass to produce fuel grade ethanol.

c. KGSI will provide KGSI Technical Support as defined above consisting of [***] “person days” work for the first [***] from the Effective Date and [***] “person days” work for the second [***] from the Effective Date of the Agreement, for a total of [***] “person days” of work for the first [***] from the Effective Date.

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d. Should more than [***] “person days” of work be required during the first [***] from the Effective Date, KGSI will, subject to availability and scheduling and by agreement with CELUNOL, provide extra “person days” to be charged to CELUNOL at a rate of [***] Dollars (US$[***]) per working day plus expenses.

2.	Intellectual Property.

a. KGSI Background Rights and KGSI Foreground Rights shall belong absolutely to KGSI except that (1) CELUNOL shall have the exclusive right during the Term of this Agreement to use KGSI Background Rights and KGSI Foreground Rights in the Field and (2) KGSI shall have at all times the right to use KGSI Background Rights and KGSI Foreground Rights outside the Field.

b. CELUNOL Background Rights and CELUNOL Foreground Rights shall belong absolutely to CELUNOL and shall not be used by KGSI for any purpose. Without prejudice to the foregoing, CELUNOL shall grant KGSI a royalty free license to use CELUNOL Foreground Rights in so far as its comprises a modification or improvement of KGSI Technology and KGSI shall be free to exploit such improvements outside the Field.

c. If either Party to the Agreement becomes aware of any use or any disclosure in the Field by a third party of the KGSI Technology including the KGSI Organism, the KGSI Enzyme, the KGSI Technical Information and the KGSI Technical Support, that Party will give notice thereof in writing to the other Party and provide all available information to the other Party.

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3.	Exclusive Rights and License to CELUNOL.

a. In consideration of the payment and covenants set out in this Agreement KGSI hereby grants to CELUNOL an exclusive license to use and apply the KGSI Technology and KGSI Technical Information, including the KGSI Organism and the KGSI Enzyme whether together or separately, solely within the Field and in the Territory. This license shall be exclusive even as to KGSI but shall in no way affect the rights of KGSI to practice or license the KGSI Technology and KGSI Technical Information, including the KGSI Organism and the KGSI Enzyme whether together or separately, outside the Field.

b. CELUNOL shall have the right at any time during the Term after [***] of the Effective Date to grant royalty-bearing sublicenses under the Agreement, except that CELUNOL shall have the right to grant royalty-bearing sublicenses under the Agreement prior to [***] of the Effective Date provided CELUNOL executes in writing a waiver of its right of termination set forth in Section 8b(i) herein below. However, no sublicense shall be valid unless CELUNOL has notified KGSI in advance of granting any such sublicense providing (i) the identity of the sublicensee, (ii) the territory and the field in which such sublicense is granted and (iii) such additional information as KGSI may reasonably request including information on the projected capacity of the sublicensee’s facilities which will operate under the sublicense. Furthermore no sublicense shall be valid unless it imposes obligations on the sublicensee at least as stringent as those imposed on Celunol hereunder with regard to (i) the royalty based upon the actual production of fuel grade ethanol (but this obligation need not include a minimum royalty term), (ii) keeping appropriate books of account and making them available for audit by Celunol, (iii) protecting and using Confidential Information and (iv) ceasing use of the KGSI Technology and KGSI Technical Information if CELUNOL’s license hereunder is terminated, except as provided in Section 3 e herein below.

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c. CELUNOL shall pay KGSI a Royalty calculated in accordance with Section 4 b herein below on all production of fuel grade ethanol by itself or its sublicensees using KGSI Technology or KGSI Technical Information.

d. CELUNOL will notify KGSI of any substantial change in the projected or actual capacity of the relevant facility of any sublicensee.

e. In the event that this Agreement is terminated regardless of the reason or expires in accordance with Section 8 a herein below, any sublicensee of Celunol shall have the right to a direct license from KGSI which will extend to it the same rights to the use of KGSI Technology including the KGSI Organism and the KGSI Enzyme and the KGSI Technical Information within the Field as it held under its sublicense, provided that any such sublicensee is not in breach of its sublicense agreement, subject to a reasonable cure period, and further provided that its obligations under said direct license shall be in accordance with those required for a valid sublicense hereunder. The other terms of said direct license shall be in accordance with the terms of this License but shall also allow the retention of CELUNOL as a consultant provided that CELUNOL consents and did not prior to the termination breach any of its obligations of confidentiality.

4.	Consideration to KGSI for Exclusive Rights and License to KGSI

In consideration for the exclusive rights and license granted hereunder to CELUNOL, CELUNOL will pay KGSI:

a. [***] Dollars (US$[***]) in the following installments:

[***] Dollars (US$[***]), due and payable within ten (10) business days from the date that is [***] from the Effective Date.

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[***] Dollars (US$[***]), due and payable within ten (10) business days from the date that is [***] from the Effective Date.

[***] Dollars (US$[***]), due and payable within ten (10) business days from the date that is [***] from the Effective Date.

[***] Dollars (US$[***]), due and payable within ten (10) business days from the date that is [***] from the Effective Date.

[***] Dollars (US$[***]), due and payable within ten (10) business from the date that is [***] from the Effective Date.

[***] Dollars (US$[***]), due and payable within ten (10) business from the date that is [***] from the Effective Date.

[***] Dollars (US$[***]), due and payable within ten (10) business from the date that is [***] from the Effective Date.

[***] Dollars (US$[***]), due and payable within ten (10) business from the date that is [***] from the Effective Date.

b. [***] Dollars (US$[***]) payable over a period of [***] from the [***] of the Effective Date in [***] installments of [***] dollars (US$[***], considered an [***]) payable no later than sixty (60) days from first day of the month immediately following [***] of the Effective Date. Each installment shall be creditable against royalties accrued for the production of fuel grade ethanol using KGSI Technology or KGSI Technical Information, as provided in Section 4 c herein below, during the [***] period preceding that installment.

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c. A royalty based solely on the production of fuel grade ethanol using KGSI Technology or KGSI Technical Information by CELUNOL and its sublicensees of $[***] per gallon of fuel grade ethanol until a total of [***] gallons of fuel grade ethanol have been produced using KGSI Technology or KGSI Technical Information in the [***] of the Effective Date and every following [***] of the Effective Date, and thereafter the royalty rate will become $[***] per gallon for the remainder of that [***] period.

d. All fees, royalties, and other payments due to KGSI under the Agreement shall be made in United States Dollars. All royalties owing with respect to production of fuel grade ethanol or sublicensing revenue payable to KGSI stated in currencies other than U.S. dollars shall be converted at an exchange rate that is the arithmetic mean of the opening telegraphic transfer selling and buying rate published by the American East Coast edition of the Wall Street Journal on the day preceding the due date of payment. If by law, regulation or fiscal policy of any country, conversion from that country’s currency into U.S. dollars is restricted or forbidden, written notice thereof shall be given to KGSI and payment of amounts from that country shall be made through such lawful means as KGSI shall designate, including, without limitation, deposit of local currency in such recognized banking institution as KGSI shall designate. When in any country the law or regulation prohibits both the transmittal and the deposit of royalties on sales in that country, royalty payments from that country will be suspended for as long as the prohibition is in effect and, as soon as the prohibition ceases, all royalties that CELUNOL or its Affiliates or sublicensees would have been obligated to pay, but for the prohibition, will promptly be deposited or transmitted, as the case may be, to the extent then allowed.

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5.	Reports and Payments.

a. Commencing on the date, which is the first day of the month immediately following thirty six (36) months form the Effective Date (“the initial reporting period”) and the end of each subsequent twelve (12) months thereafter (“the subsequent twelve month reporting period”), CELUNOL shall have a sixty (60) day period within which it shall deliver to KGSI (i) a yearly statement setting forth the amount (in gallons) of fuel grade ethanol produced using KGSI Technology or KGSI Technical Information and the total amount of royalties due for the initial reporting period or subsequent twelve month reporting period, as the case may be, and (ii) payment of the annual installment specified in Section 4 b hereinabove and all royalties due in accordance with Section 4c hereinabove after applying a credit equal to the amount of said annual installment by way of electronic transfer to a bank account nominated by KGSI for that purpose.

b. CELIJNOL agrees to make and keep full and accurate books and records including but not limited to full and accurate books and records in relation to all sublicensees in sufficient detail to enable royalties payable to KGSI hereunder to be determined. CELUNOL agrees to keep such books and record available for a period not less than six years. KGSI shall have the right to appoint an independent accounting firm (“KGSI Independent Auditor”). reasonably acceptable to CELUNOL, to conduct a special audit of only those books and records of CELUNOL that pertain to the calculation of royalties due for the period being audited. Upon thirty (30) days prior written notice to CELUNOL and on a date and time during normal business hours acceptable to CELUNOL, but no more than once in respect of any calendar year, the KGSI Independent Auditor shall have full access to said books and records of CELUNOL to conduct said special audit, and the KGSI Independent Auditor shall have the right to make copies therefrom at KGSPs expense. The KGSI Independent Auditor shall treat all information obtained in such audit as Confidential Information and shall not disclose the same to KGSI or others, except that the KGSI Independent Auditor may disclose to KGSI such information as may pertain to the calculation of royalties due hereunder. Prompt adjustment shall be made to reflect the results of such audit. If it is determined following such audit that the amount of royalties due for the period covered by such audit was understated by CELUNOL by at least [***] percent ([***]%), then CELUNOL shall reimburse KGSI for the reasonable out-of-pocket costs of such audit incurred by KGSI within thirty (30) days after KGSI’s demand therefor. Nothing contained herein is intended to waive or limit CELUNOL’s right to contest the accuracy of any audit undertaken by KGSI. Furthermore CELIJNOL shall impose similar audit obligations on its sublicensees and it will, at the request of KGSI, have a sublicensee audited at the expense of KGSI and, in such case, provide KGSI with any reimbursement of audit costs, which it may receive from its licensee.

6.	Confidentiality.

a. All Confidential Information received by either Party hereto (the “receiving Party”) from the other Party hereto (the “disclosing Party”) pursuant to the Agreement will be held as strictly confidential by the receiving Party. Such receiving Party shall disclose such Confidential Information only to those of its agents and employees for whom it is necessary in order to carry out properly the terms of the Agreement. All disclosures of such information by the receiving Party to its agents and employees shall be held in strict confidence by such agents and employees. The receiving Party, its agents and employees shall not use such information for any purpose other than in connection with exercising their rights or discharging their obligations under the terms of the Agreement. This Section 6 shall also apply to any consultants or subcontractors that the receiving Party may engage in connection with the Agreement, except that this Section 6 shall not apply to any consultants or sub-contractors who are engaged by CELUNOL and to whom neither the KGSI Technology nor the KGSI Technical Information has been disclosed by CELUNOL or otherwise made available by CELIJNOL. Any and all written

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material (and all copies thereof) will be promptly returned to the disclosing Party. at the receiving Party’s expense, upon the written request of the disclosing Party. All such Confidential Information shall remain the exclusive property of the disclosing Party.

b. In the event that the disclosure of any Confidential Information of a disclosing Party in the hands of a receiving Party is required by law or legal process such as a subpoena, said receiving Party shall inform the disclosing Party as promptly as possible and will follow the instructions of the disclosing Party at the expense of the disclosing Party so far as permitted by law. This shall include making or allowing the disclosing Party to make appropriate motions for a protective order or taking other steps to protect the confidentiality of the information to be disclosed and seeking additional time to comply. Should disclosure be required to further the business objectives of the receiving party, such as disclosure to regulatory authorities from whom the receiving Party is seeking a license or other permit, the efforts to preserve confidentiality in the hands of such governmental authority shall be at the expense of the receiving Party.

c. In the event that CELUNOL desires to obtain a permit or license to pursue activities in the Field from a governmental authority which has the procedures and capacity to maintain disclosures to it confidential and which requires the disclosure of KGSI Confidential Information in order to obtain such permit or license, CELUNOL may request consent for such disclosure from KGSI, which consent will not be unreasonably withheld, However, such consent shall be conditioned on CELUNOL complying with the procedures of the governmental authority necessary to insure that the confidentiality of the disclosed information is maintained.

d. Any legal requirement that any of the confidential terms of this Agreement be disclosed shall be communicated by the Party subject to such requirement to the other Party as soon as the requirement arises or is recognized by the obligated Party. To the maximum extent possible the other Party shall be given an opportunity to comment on the proposed disclosure and the disclosing Party will diligently work to limit the nature and scope of such disclosure to the extent reasonably possible.

7.	Warranties.

7.1	KGSI warrants:

a. KGSI warrants that it that it has all requisite power and authority to grant the license contained in the Agreement under the KGSI Technology, including the KGSI Organism, the KGSI Enzyme and the KGSI Technical Information.

b. KGSI warrants that this Agreement and all other agreements and documents referred to in it constitute (or shall when executed) constitute valid, legal and binding obligations on KGSI enforceable in accordance with their respective terms.

c. KGSI warrants that the KGSI Technology including the KGSI Organism, the KGSI Enzyme and the KGSI Technical Information are confidential information and trade secrets of KGSI and proprietary, and it will take all reasonable steps required to keep the KGSI Technology and KGSI Technical Information confidential and proprietary for the term of the Agreement.

d. KGSI warrants that as of the Effective Date, it has not received any notice nor has it any reason to believe that the practice of the KGSI Technology including the KGSI Organism. KGSI Enzyme and the KGSI Technical Information infringes any patent or other proprietary rights of any third party.

e. KGSI warrants that it is not aware of any unauthorized use of the KGSI Technology, including the KGSI Organism, the KGSI Enzyme and the KGSI Technical Information in the Field.

f. KGSI warrants that it has not entered into any agreement in the Field with any third party with respect to KGSI Technology including the KGSI Organism, the KGSI Enzyme and the KGSI Technical Information.

g. KGSI warrants that its execution and performance of the Agreement will not result in a breach of any other contract to which it is a party.

7.2	CELUNOL warrants:

a. CELUNOL has all requisite power and authority, and has taken all necessary corporate action, to enable it to enter into and perform this Agreement and all agreements and documents entered into, or to be entered into, pursuant to the terms of this Agreement;

b. This Agreement and all other agreements and documents referred to in it constitute (or shall when executed constitute) valid, legal and binding obligations on CELUNOL enforceable in accordance with their respective terms; and

c. CELUNOL does not require the consent, approval or authority of any other person to enter into or perform its obligations under this Agreement. CELUNOL’s entry into and performance of this Agreement will not constitute any breach of or default under any contractual obligation binding on it nor, so far as CELUNOL is aware, under any governmental or public obligation binding on it, and CELUNOL is not engaged in any litigation or arbitration proceedings which might have an effect on its capacity or ability to perform its obligations under this Agreement and. so far as CELUNOL is aware, no such legal or arbitration proceedings have been threatened against it.

d. CELUNOL will and will ensure that its sublicensees will take all reasonable steps required to keep the KGSI Technology and the KGSI Technical Information confidential and proprietary at all times.

8.	Term and Termination.

a. Term.

Unless sooner terminated as provided herein, the “Term” of the Agreement shall expire [***] from the Effective Date unless at least [***] prior to the end of this [***] period CELUNOL shall have given notice of its desire to extend the Term for another [***]. In a similar manner the Term may be extended for an additional [***] by CELUNOL giving notice of its desire for such an extension at least [***] prior to the end of the first [***] extension. At the end of the Term CELUNOL and its sublicensees shall cease to use the KGSI Technology including the KGSI Organism and the KGSI Enzyme and the KGSI Technical Information forthwith and shall return the same to KGSI.

b. Termination by CELUNOL,

(i) CELUNOL shall have the right, for any reason and in its sole discretion, to terminate the Agreement [***] from the Effective Date, upon [***] prior written notice to KGSI Thereafter, CELUNOL shall have the right, during the next [***] for any reason and in its sole discretion, to terminate the Agreement (if not previously terminated) any time upon [***] prior written notice to KGSI During either or both of the aforementioned [***] notice periods, KGSI shall agree to continue to deliver and perform in accordance with Sections 1b, 1c and 1d. Immediately on termination CELUNOL shall cease to use the KGSI Technology including the KGSI Organism and the KGSI Enzyme and the KGSI Technology forthwith and shall return and notify its sublicensees of their obligation to return the same to KGSI. Termination in accordance with this provision shall relieve CELUNOL of the obligation to make the [***] dollar (US$[***]) payment specified in Section 4 b hereinabove.

(ii) In the event that CELUNOL shall terminate the Agreement in accordance with this Section 8 b (i) on or before the [***] of the Effective Date, CELUNOL shall agree to pay for any KGSI Technical Support provided pursuant to Sections 1c and/or 1d accrued and owing on the date of termination, taking into account any payments made by CELUNOL in accordance with Section 4a.

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c. Termination by reason of Default.

The Agreement may be terminated, in the manner described herein, by either Party upon the occurrence of any breach of the other Party’s material obligations under the terms of any Section of the Agreement, each of which shall constitute a material breach of the Agreement.

d. Notice of Default.

Upon the alleged occurrence of a breach of a material obligation hereunder, the aggrieved Party shall give written notice, pursuant to this Section 8, of such alleged breach to the other Party and that Party shall have thirty (30) calendar days following the date of delivery of such notice to cure such breach.

e. Notice of Termination.

Unless the defaulting Party has cured the breach or unless the period to cure the breach has been extended in writing by the aggrieved Party, the aggrieved Party shall have the right to terminate the Agreement by a second written notice. If such second written notice is sent, and there has been no cure of the breach, the Agreement shall terminate automatically on the fifth (5th) business day after the effective date of such notice pursuant to this Section 8.

f. Continuing Obligations.

Any termination of the Agreement shall not affect the rights and obligations set forth in the following Sections:

Section 4.0	Consideration to KGSI for Exclusive Rights and License (to the extent of accrued royalties).

Section 8.0	Term and Termination.

Section 6.0	Confidential Information,

Section 10.0	Governing Law; Jurisdiction.

g. In the event of termination of the Agreement for any reason, other than termination by CELUNOL pursuant to Section 8 b (i) and termination by CELUNOL’s default pursuant to Section 8 c, CELUNOL’ s obligation to make royalty payments shall immediately cease and CELIJNOL and its sublicensees shall cease to use the KGSI Technology including the KGSI Organism and the KGSI Enzyme and KGSI Technical Information, KGSI Background Rights and KGSI Foreground Rights, for any purpose and shall return the same to KGSI, unless sublicensees request a direct license from KGSI pursuant to Section 3e hereinabove.

9.	Use of Names, Public Announcements, Publicity and Marks.

a. Neither Party may use the name of the other Party in any manner, including without limitation, in any advertising or other promotional material, without the prior written consent of the other Party. However, each Party shall have the right to identify the other as a Party to the Agreement and to disclose the terms of the Agreement to prospective investors, strategic partners, investment bankers, and regulatory authorities, or in other documents or filings prepared in connection with its compliance obligations under applicable securities law or other applicable law or regulation.

b. Any news release or other public announcement relating to the Agreement, including any of its terms, or to the performance hereunder, must be approved by both Parties, which approval shall not be unreasonably withheld. Once the text or substance of an announcement has been so approved, it may be repeated without further approval. Unless otherwise required by law, in no event shall a Party be required to consent to the disclosure of any of the financial terms of the Agreement.

c. Neither Party may use any name, trade name, logo, trademark or service mark of the other Party in any form or publicity in connection with the Agreement without the prior written consent of the other Party other than in public filings that are required under securities laws or as necessary or appropriate to obtain from any governmental agency any necessary approval or license.

10.	Governing Law; Jurisdiction

The Agreement shall be governed by and construed in accordance with the laws of The State of New York, U.S.A., excluding its conflicts of laws principles. Should any provision of the Agreement or the application thereof to any extent be held invalid or unenforceable, the remainder of the Agreement and the application thereof shall not be affected thereby and shall continue to be valid and enforceable to the fullest extent permitted by law. The Parties agree that should KGSI initiate judicial proceedings with regard to its rights and obligations under this Agreement it will do so in the courts of the United States or its States and that should CELUNOL initiate judicial proceedings with regard to its rights and obligations under this Agreement it will do so in the High Court of Justice in Ireland. The Parties agree not to raise any objection to the jurisdiction or venue of the court in any suit brought pursuant to this provision and shall forgo any argument that the court is not a convenient forum. These provisions shall extend to not only suits against the other Party but also to suits against anyone acting by, through or under such other Party, and shall extend to any action to enforce the instituting Party’s rights hereunder including reformation of contract, specific performance, injunction or similar equitable relief.

11.	General Indemnity.

KGSI and CELUNOL will indemnify each other for damages and settlements, and reasonable costs, reasonable legal fees and other reasonable expenses incurred in connection with a claim by a third party against either Party based on any action or omission of the indemnifying Party’s agents, employees, or officers related to its obligations under the Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or wilful misconduct of the Party seeking indemnification; or (ii) if such Party fails to give the other Party prompt written notice of any claim it receives and such failure materially prejudices the other Party with respect to any claim or action to which its obligation pursuant to this Section applies. The onus of proof of prejudice shall rest with the party alleging prejudice. Each Party, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided however, it shall obtain the other Party’s prior consent to such part of any settlement which requires payment or other action by the other Party or is likely to have a material adverse effect on the other Party’s business. If such consent is withheld, then the party withholding consent shall indemnify the other party against any expense, loss or damage in excess of the proposed settlement

12.	Assignment.

The Agreement is not assignable by either Party without the prior written consent of the other Party and that consent shall not be unreasonably withheld; provided, however, that such consent shall not be required with respect to an assignment to (i) an Affiliate of the assigning Party; or (ii) an acquirer of all or substantially all of the capital stock or assets of the assigning Party which are related to, in the case of KGSI, the KGSI Technology and the KGSI Technical Information and, in the case of CELUNOL, the production of fuel grade ethanol from [***], whether through purchase, merger, consolidation or otherwise, so long as the assignee confirms in writing that it shall be bound by the terms and conditions of the Agreement.

13.	Binding Agreement.

The Agreement shall not be binding upon the parties until it has been signed below on behalf of each Party, in which event it shall be effective as of the Effective Date. The Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

***	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FILED SEPARATELY WITH THE COMMISSION.

14.	Relationship of the Parties.

The relationship of the Parties shall be that of independent contractors and shall not be construed to be that of employer and employee, or to constitute a partnership, joint venture, or agency of any kind. Neither Party shall have any right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

15.	Entire Agreement.

The Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between the Parties with respect to the subject matter hereof. No amendment, modification or change shall be made to the Agreement except by a written instrument duly signed by both Parties.

16.	Counterparts.

The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.	Headings.

Headings in the Agreement are for reference purposes only, and shall not be used to interpret or construe the Agreement.

18.	Notices

Unless otherwise provided herein, all notices required to be given by either Party hereto shall be in writing.

(i) Manner of Notices.

Any notice required under the Agreement will be given (i) by first class certified United States mail, postage prepaid with return receipt requested, or (ii) by overnight courier or personal delivery to the address of the receiving Party first given below, or to such other address as may be given by written notice to the other Party.

(ii) Service of Notice,

Any notice or payment required to be given to either Party to the Agreement shall be deemed to have been properly given and to be effective (a) on the date of actual delivery if delivered by telecopy, overnight courier or personal delivery, or (b) five (5) calendar days after mailing if mailed by first-class certified mail, postage prepaid, to the respective addresses of record:

To KGSI:	To CELUNOL:

Secretary Kerry Group Services Int’l Ltd. Prince’s Street Tralee Kerry Ireland	Chief Executive Officer Celunol Corp. 980 Washington Street Dedham, MA 02026

With copy to:	With a copy to:

Michael Woulfe Kerry Bio-Science Kilnagleary Carrigaline Cork Ireland	Peter C. Lauro, Esq. Edwards Angell Palmer & Dodge LLP 101 Federal Street Boston, MA 02110

19.	Signatory Authority.

The below named individual signing the Agreement on behalf of each Party hereto represents that he or she is authorized to execute the Agreement on behalf of that Party and to bind the Party to each and every obligation contained herein.

IN WITNESS WHEREOF, the Parties hereto have duly executed the Agreement under seal as of the day and year first written above.

KERRY GROUP SERVICES INTERNATIONAL LIMITED		CELUNOL CORPORATION

By:	/s/ Brian Mehigan	By:	/s/ John R. Malloy, Jr.

Print:	Brian Mehigan	Print:	John R. Malloy, Jr.

Title:	CFO/Director	Title:	Exec. VP